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                                                                    EXHIBIT 99.1


                                                              900 North Michigan
                                                                     Suite #1600
                                                         Chicago, Illinois 60611
                                                                  (312) 274-2000

[APCOA/STANDING PARKING LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE

Contact:  Michael K. Wolf
          Chief Administrative Office
          (312) 274-2070


                   WARSHAUER BECOMES VICE CHAIRMAN EMERITUS AT
                             APCOA/STANDARD PARKING

     CHICAGO, November 5, 2001 - APCOA/Standard Parking, Inc. today announced the appointment of Myron C. Warshauer to the position of Vice Chairman Emeritus. The Company's President, James A. Wilhelm, will assume the role of CEO previously held by Warshauer.

     In his role as CEO since the merger of APCOA and Standard Parking in March of 1998, Warshauer, 62, has guided the Company through a combination of internal growth initiatives and acquisitions to its present position as one of the largest parking operators in North America. The Company today operates over 1 million parking spaces that generate annual gross parking revenues in excess of $1.5 billion.

     As Vice Chairman Emeritus, Warshauer will step back from the Company's day-to-day operations in order to work on strategic growth initiatives. Warshauer stated, "With all of our basic systems, operating procedures and policies now firmly in place after the merger, we are well positioned to continue our growth in an aggressive yet disciplined fashion. It is a logical time for me to move towards my goal of spending more time with my family. My position as Vice Chairman Emeritus will allow me to meet my personal objectives and still participate in the Company's future."

     Warshauer noted that he will "still continue the relationships I have cherished with both our clients and my fellow employees," and that his decision to move away from his CEO duties was made "with the comfort of knowing that we have the strongest management team in the industry - one that has always been focused on, and has succeeded in, providing the best managed parking facilities in the world."

     Wilhelm, 47, who has been with the Company since 1985 and has served as its President since September, 2000, will immediately assume the CEO position previously held by Warshauer. "Myron has always been a leader and visionary, not just for our Company

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but for the whole parking industry," Wilhelm noted. "It's a special privilege to be asked to follow in his footsteps."

APCOA/Standard Parking, Inc., with approximately 14,000 employees, manages more than 1,950 airport and urban parking facilities in over 260 cities spanning 43 states and three Canadian provinces.

                                     * * * *

The foregoing contains certain "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by, and information currently available to, management. Those statements include, but may not be limited to, the discussions of APCOA/ Standard Parking's expectations concerning its future profitability and the discussion of the Company's strategic assumptions regarding certain matters, including anticipated savings. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as representation by the Company or any other persons that the objectives and plans of the Company will be achieved. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.